As filed with the Securities and Exchange Commission on March 29, 2016

Registration No. 333-181700

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BG MEDICINE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

303 Wyman Street, Suite 300, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

BG MEDICINE, INC. 2010 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

BG MEDICINE, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

(Full Titles of the Plans)

Paul R. Sohmer, M.D.

President and Chief Executive Officer

BG Medicine, Inc.

303 Wyman Street, Suite 300

Waltham, Massachusetts 02451

(781) 890-1199

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William T. Whelan, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Facsimile: (617) 542-2241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 (“Post-Effective Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-181700), filed on May 25, 2012, which registered an aggregate of 494,990 shares of common stock issuable to participants in the Registrant’s 2010 Employee, Director and Consultant Stock Plan and 2010 Employee Stock Purchase Plan. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered and unsold under the Registration Statement. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts on March 29, 2016.

BG MEDICINE, INC.

By:	/s/ Paul R. Sohmer, M.D.
Paul R. Sohmer, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul R. Sohmer, M.D. Paul R. Sohmer, M.D.	President, Chief Executive Officer and Director (principal executive officer)	March 29, 2016

/s/ Stephen P. Hall Stephen P. Hall	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 29, 2016

/s/ Jeffrey R. Luber Jeffrey R. Luber	Director	March 29, 2016

/s/ James F. O’Connor James F. O’Connor	Director	March 29, 2016

/s/ Stelios Papadopoulos, Ph.D. Stelios Papadopoulos, Ph.D.	Director, Vice Chairman of the Board	March 29, 2016

/s/ Harry W. Wilcox Harry W. Wilcox	Director, Chairman of the Board	March 29, 2016